SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                          SHARES PURCHASED        AVERAGE
                   DATE            SOLD(-)        PRICE(2)

COMMON STOCK-CHOCK FULL O NUTS

         GABELLI FUNDS, INC.
            THE GABELLI SMALL CAP GROWTH FUND
                 4/22/97           10,000             5.8000

         GAMCO INVESTORS, INC.
                 5/23/97            7,100             5.7500
                 5/22/97           22,900             5.7342
                 4/11/97            7,000             6.0000
                 4/10/97            3,000             6.0000
                 3/26/97           20,000             5.9081
                 3/24/97            5,000             5.8750

         GAMCO INVESTORS, INC.
                 4/28/97              100             5.7500
                 4/02/97            1,000-             *DO









(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL
    OWNERSHIP.


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